Fromex Equity Corp.
Notes To Financial Statements
Exhibit 10.05

Assignment and Bill of Sale

This Assignment and Bill of Sale is made as of the close of business on the 30th day of April 2007 between Horizon Asset Management, Inc. (herein “Horizon” or “Seller”) and Fromex Equity Corp., a Delaware corporation (herein “Fromex” or “Purchaser”).

WITNESSETH
WHEREAS:

A.
Horizon has a 45% general partner interest in the Protostar Fund, LP, a hedge fund with a domestic portion (a Delaware limited partnership) and an offshore portion (an exempted company incorporated pursuant to the Companies Law of the Caymen Islands), and Horizon is the investment manager for the fund.

B.
Horizon is herewith assigning to Fromex a one-third (33.33%) share of the amounts (herein “Cash Revenues”) Horizon will hereafter receive in cash by reason of its general partner and investment manager interests in Protostar Fund.

C.	The Purchase Price is $72,000 payable as set forth below.

NOW THEREFORE, in consideration of the premises and the payment to Horizon of $72,000 on or before May 31, 2007 the Seller does hereby sell, assign and transfer to the Purchaser, its successors and assigns One Third (33.33%) of said Cash Revenues and it is hereby agreed between the parties as follows:

1. Term. Fromex’s shares of the Cash Revenues shall be in effect on the date hereof and continue in effect in perpetuity so long as Horizon, or its successors and assigns, receive revenues, in cash, from the Protostar Fund.

Fromex Equity Corp.
Notes To Financial Statements

2. Payment. Horizon shall pay to Fromex in perpetuity one-third (33 1/3%) percent of the Cash Revenues that Horizon, or its successors and assigns, receives from Protostar Fund so long as such Cash Revenues are paid to Horizon. Said one-third share shall be based only on the cash actually received by Horizon from Protostar in each three (3) month period beginning May 1, 2007. The payment of such share shall be made at the close of the month following the end of each three month period (the first period is four months) ending on the last days of February, May, August and November of each year, less any advances, which Horizon shall have made to Fromex on account thereof.

3.  Arbitration and Choice of Laws. The laws of the State of New York shall govern this Agreement, without regard to the conflict of laws principles thereof. The parties irrevocably agree that all disagreements or controversies in any way, manner or respect, arising out of or related to this Agreement shall be resolved by binding arbitration in New York City in accordance with the Rules of the American Arbitration Association. Each party hereby consents and submits to the jurisdiction of the American Arbitration Association and hereby waives any rights the party may have to transfer or change the venue of any such dispute. The prevailing party in any arbitration in connection with this Agreement shall be entitled to recover from the other party all costs and expenses, including without limitation reasonable fees of attorneys and paralegals, incurred by such party in connection with any such arbitration or court proceeding to enforce the award made in the arbitration proceeding. Each party consents to the jurisdiction of the Supreme Court of the State of New York, County of New York to enforce any such arbitration result.

Fromex Equity Corp.
Notes To Financial Statements

4.  Further Assurances. The parties shall execute and deliver such further instruments and do such further acts and things as may be required in good faith to carry out the intent and purpose of this Agreement.

5.  Binding on Successors. This Agreement shall be binding on, and inure to the benefit of, the parties hereto, their successors and assigns.

6. Severability. If any provision of this Agreement or its application to any circumstance shall be finally determined by any court of competent jurisdiction to be invalid or unenforceable then the same is hereby declared to be severable and the remainder of this Agreement and the application of such provisions or circumstances other than so determined to be invalid or unenforceable shall not be affected hereby.

7. Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any party in the performance by that party of its obligations hereunder is not a consent or waiver to or of any other breach or default in the performance by that party of the same or any other obligations of that party. Failure on the part of a party to complain of any act or omission or to declare any party in default hereunder, irrespective of how long that failure continues, does not constitute a waiver by that party of its rights with respect to that default.

Fromex Equity Corp.
Notes To Financial Statements

8. Supersedes Prior Agreement. This Agreement shall supersede any prior agreement or understanding made by the parties prior to the date hereof and constitutes the entire agreement between the parties with respect to the subject matter. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Agreement to be executed as of the date first above written.

HORIZON ASSET MANAGEMENT

By	/s/ Murray Stahl .
Murray Stahl, CEO

FROMEX EQUITY CORP.

By	/s/ Steven Bregman .
Steven Bregman, President